Exhibit 28.2






                    STEWART INFORMATION SERVICES CORPORATION

                             DETAILS OF INVESTMENTS
                      MARCH 31, 1998 AND DECEMBER 31, 1997









                                                                       MAR 31     DEC 31
                                                                        1998       1997
                                                                     ---------   --------
                                                                         ($000 Omitted)



      Investments, at market, partially restricted:
          Short-term investments                                        36,409     35,761
          U. S. Treasury and agency obligations                         25,745     24,867
          Municipal bonds                                              117,463    110,627
          Mortgage-backed securities                                    25,864     27,085
          Corporate bonds                                               45,220     42,718
          Equity securities                                              4,981      4,209
                                                                     ---------   --------

            TOTAL  INVESTMENTS                                         255,682    245,267
                                                                     =========   ========






NOTE:  The  total  appears  as  the  sum  of  three  amounts  under   short-term
investments, `investments - statutory reserve funds' and `investments - other' in the balance sheet presented on page 2.